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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 14, 2007, in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of CardioNet, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
August 15, 2007

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Consent of Independent Registered Public Accounting Firm